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                             BASIC LEASE INFORMATION



LEASE DATE:            February 25, 1992


TENANT:                Stericycle, Inc.


TENANT'S ADDRESS:      1345 Doolittle Drive, Unit C
                       San Leandro, California


LANDLORD:              EML Associates, a New York General Partnership


LANDLORD'S ADDRESS:    c/o Equitable Real Estate Investment Management, Inc.
                       One Bush Street, Suite 1200
                       San Francisco, California  94104


Project:               Doolittle Industrial Center


Description:           That one building complex totalling approximately
                       326,414 square feet commonly known as
                       Doolittle Industrial Center, San Leandro, California.


Building Description:  That approximately 326,414 square foot building located on Doolittle Drive in San Leandro, California.


Premises:              That approximately 22,500 square feet of rentable area
                       known as 1345 Doolittle Drive, Unit C, San Leandro,
                       California. The demised premises is shown outlined in red on Exhibit A.


Permitted Use:         The recycling of plastic and fibrous medical wastes
                       material in accordance with all local, state and federal rules and regulations. There shall be no recycling of chemical, hazardous or pathological materials.


Parking Density:       1 space per 1,000 square feet of rented space


Estimated Term Commencement Date:  May 1, 1992


Length of Term: One hundred twenty-seven (127) months.  See Paragraph 3.
                ------------------------------


Rent:


    Base Rent                                     $  See Paragraph 39  per month
                                                    -----------------


    Estimated First Year Basic Operating Cost     $            397.79  per month
                                                    -----------------


Security Deposit:  $7,000.00


Tenant's Proportionate Share:

  Of Building:  6.89%

  Of Project:   6.89%


Broker:   John Swickard
          John Swickard Industrial Properties
          111 San Leandro Boulevard
          San Leandro, California  94577



The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

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                                       -1-


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                                TABLE OF CONTENTS

                                                                       PAGE

    Basic Lease Information ..............................................1

    Table of Contents.....................................................2

 1. Premises..............................................................3

 2. Possession and Lease Commencement.....................................3

 3. Term..................................................................3

 4. Use...................................................................3

 5. Rules and Regulations.................................................4

 6. Rent..................................................................4

 7. Basic Operating Cost..................................................4

 8. Insurance and Indemnification.........................................6

 9. Waiver of Subrogation.................................................7

10. Landlord's Repairs and Services.......................................7

11. Tenant's Repairs......................................................7

12. Alterations...........................................................7

13. Signs.................................................................8

14. Inspection/Posting Notices............................................8

15. Utilities.............................................................8

16. Subordination.........................................................8

17. Financial Statements..................................................8

18. Estoppel Certificate..................................................8

19. Security Deposit......................................................8

20. Tenant's Remedies.....................................................9

21. Assignment and Subletting.............................................9

22. Authority of Parties..................................................9

23. Condemnation..........................................................9

24. Casualty Damage......................................................10

25. Holding Over.........................................................10

26. Default..............................................................11

27. Liens................................................................12

28. Substitution.........................................................12

29. Transfers By Landlord................................................12

30. Right of Landlord to Perform Tenant's Covenants......................12

31. Waiver...............................................................12

32. Notices..............................................................12

33. Attorneys' Fees......................................................13

34. Successors and Assigns...............................................13

35. Force Majeure........................................................13

36. Brokerage Commission.................................................13

37. Miscellaneous........................................................13

38. Additional Provisions................................................14

Signatures...............................................................14


Exhibits:

Exhibit A......................................Site Plan, Legal Description

Exhibit B............................Tenant Improvements and Specifications

Exhibit C..............................................Tenant Sign Criteria

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                                       -2-

                                      LEASE

THIS LEASE is made as of this 25th day of February, 1992, by and between EML Associates, a New York General Partnership (hereinafter called "Landlord") and Stericycle, Inc. (hereinafter called "Tenant").

PREMISES

1. Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "Premises") outlined in red on Exhibit A and described in the Basic Lease Information. The Premises may be all or part of the building (the "Building") or of the project (the "Project") which may consist of more than one building. The Building and Project are outlined in blue and green respectively on Exhibit A.

POSSESSION AND LEASE COMMENCEMENT

2. B. CONSTRUCTION OF IMPROVEMENTS. In the event this Lease pertains to a Building to be constructed or improvements to be constructed within a Building, the provisions of this Paragraph 2.B. shall apply in lieu of the provisions of Paragraph 2.A. above and the term commencement date ("Term Commencement Date") shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises, or (2) the improvements constructed or to be constructed in the Premises shall have been substantially completed in accordance with the plans and specifications described on Exhibit B, whether or not substantial completion of the Building itself shall have occurred. Landlord shall provide Tenant with notification of the date on which the Improvements shall be substantially completed no less than two weeks prior to the substantial completion of the Improvements. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Estimated Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. Substantial completion shall have occurred notwithstanding Tenant's submission of a checklist to Landlord, which Tenant shall submit, if at all, within forty (40) days after the Term Commencement Date. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

   See Addendum 1

TERM

3. The Term of this Lease shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

4. A. GENERAL. Tenant shall use the Premises for the Permitted Use and for no other use or purpose. Tenant shall control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "Tenant's Parties") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the Parking Density at any time. Tenant and Tenant's Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas and driveways of the Project, subject to such rules and regulations as Landlord may from time to time prescribe.

   B. LIMITATIONS. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants of the Building or Project in which the Premises are situated or interfere with their use of their respective premises. Storage outside the Premises of materials, vehicles (except Tenant's vehicles parked directly in front of Premise's dock door which in no way shall block traffic flow through the Project) or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful liquids in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract.

   C. COMPLIANCE WITH REGULATIONS. By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry, subject to all existing of future applicable municipal, state and federal and other governmental statutes, regulations, laws and ordinances, including zoning ordinances and regulations governing and relating to the use, occupancy and possession of the Premises and the use, storage, generation and disposal of Hazardous Materials (hereinafter defined) in, on and under the Premises (collectively "Regulations"). Except for pre-existing violations, both known and unknown, Tenant shall, at Tenant's sole expense, strictly comply with all Regulations now in force or which may hereafter be in force relating to the Premises and the use of the Premises and/or the use, storage, generation of Hazardous Materials in, on and under the Premises. Tenant shall

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   at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project, or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law or comply with the requirements as set forth herein.

   D. HAZARDOUS WASTES. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be used, generated, stored or disposed of on or about the Premises, the Building of the Project. As used in this Lease, "Hazardous Materials" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any federal, state, or local law, regulation, or ordinance. Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the costs of all such inspections, test, and investigations to be borne by Tenant. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against all liabilities, losses, costs and expenses, demands, causes of action, claims or judgments directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials by Tenant or any of Tenant's Parties, which indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease.

RULES AND REGULATIONS

5. Tenant shall faithfully observe and comply with any rules and regulations Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the rules and regulations.

RENT

6. A. BASE RENT. Tenant shall pay to Landlord, without demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing.
   Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Base Rent commences on other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date.

   B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, the interest and late charge described in Paragraph 26.D., any monies spent by Landlord pursuant to Paragraph 30, and Tenant's Proportionate Share of Basic Operating Cost, as specified in Paragraph 7 of this Lease, shall be considered additional rent ("Additional Rent"). "Rent" shall mean Base Rent and Additional Rent.

BASIC OPERATING COST

7. A. BASIC OPERATING COST. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share, as defined in the Basic Lease Information, of Basic Operating Cost in the manner set forth below. Landlord shall account for each item of Basic Operating Cost as either a cost attributable to the Building or to the Project, as determined by Landlord in Landlord's sole discretion, and unless provided to the contrary in this Lease, Tenant shall pay the applicable Tenant's Proportionate Share of each such Basic Operating Cost, as set forth in the Basic Lease information. Basic Operating Cost shall mean all reasonable expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the management, maintenance, preservation and operation of the Project and its supporting facilities (determined in accordance with generally accepted accounting principles, consistently applied) including but not limited to the following:

   (1) TAXES. All real property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, or any kind (including fee "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the Rent (or any portion or component thereof) (all of the foregoing being hereinafter collectively referred to as "real property taxes"), or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes, except (a) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (b) taxes computed upon the basis of net income of Landlord or the owner of any interest therein, except as otherwise provided in the following sentence. Basic Operating Cost shall also include any taxes, assessments, or any other fees imposed by any public authority upon or measured by the monthly rental or other charges payable hereunder, including, without limitation, any gross income tax or excise tax levied by the local governmental authority in which the Project is located, the federal government, or any other governmental body with respect to receipt of such rental, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

   (2) INSURANCE. All insurance premiums and costs, including but not limited to, any deductible amounts, premiums and cost of insurance incurred by Landlord, as more fully set forth in Paragraph 8.A. herein.

   (3) REPAIRS AND IMPROVEMENTS. Repairs, replacements and general maintenance for the Premises, Building and Project (except for those repairs expressly made the financial responsibility of Landlord pursuant to the terms of this Lease, repairs to the extent paid for by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Project other than Tenant). Such repairs, replacements, and general maintenance shall include the reasonable cost of any capital improvements made to or capital assets acquired for the Project, Building, or Premises after the Term Commencement Date that reduce any other Basic Operating Cost, are reasonably necessary for the health and safety of the occupants of the Project, or are made to the Building by Landlord after the date of this Lease and are required under any governmental law or regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall reasonably determine, together with interest on the unamortized balance at the "prime rate" charged at the time such improvements or capital assets are constructed or acquired by Wells Fargo Bank, N.A. (San Francisco), plus two (2) percentage points, but in no event more than the maximum rate permitted by law.

   (4) SERVICES. All reasonable expenses relating to maintenance, janitorial and service agreements and services, and costs of supplies and equipment used in maintaining the Premises, Building and Project and the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, alarm service, window cleaning, elevator maintenance, Building exterior maintenance and landscaping.

   (5) UTILITIES. Utilities which benefit all or a portion of the Premises, Building or Project.

   (6) MANAGEMENT FEE. A management and accounting cost recovery fee equal to ten percent (10%) of the Basic Operating Cost.

   (7) LEGAL AND ACCOUNTING. Legal and accounting expenses relating to the Project, including the cost of audits by certified public accountants.

   In the event that the Building is not fully occupied during the fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Basic Operating Cost for such year so that Tenant pays an equitable portion of all variable items of Basic Operating Cost, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Basic Operating Cost from all of the tenants in the Building including Tenant.

   Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants. Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord's sole discretion, deems Tenant to be responsible for any amounts greater than Tenant's Proportionate Share, Landlord shall have the right to allocate costs in any manner Landlord deems appropriate. In no event will Tenant pay for more than its reasonable pro-rata share of Basic Operating Costs.

   B. PAYMENT OF ESTIMATED BASIC OPERATING COST. "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Cost with installments of Base Rent for the fiscal year to which the Estimated Basic Operating Cost applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Basic Operating Cost is projected to vary from the then Estimated Basic Operating Cost by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Basic Operating Cost for such year.

   C. COMPUTATION OF BASIC OPERATING COST ADJUSTMENT. "Basic Operating Cost Adjustment" shall mean the difference between Estimated Basic Operating Cost and Basic Operating Cost for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended, accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Cost is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic Operating Cost, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of Basic Operating Cost adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year that this Lease is in effect.

   D. BASIC OPERATING COST. Notwithstanding anything to the contrary in this Lease, Tenant's obligation to pay Tenant's Proportionate Share of Taxes and Insurance shall be as follows:

   - BASIC OPERATING COST. Tenant shall not be obligated to pay Tenant's Proportionate Share of Taxes and Insurance until after the first year of Lease ending one (1) year from the Term Commencement Date.

   - BASIC OPERATING COST EXPENSE STOP. Beginning in the second year of Lease and throughout the Term thereafter, Tenant shall pay Tenant's Proportionate Share of Taxes and Insurance to the extent that such amount exceeds $701.37 per month which includes $629.48 for taxes, and $71.89 for insurance.

   E. TENANT AUDIT. In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than thirty (30) days following the receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Basic Operating Cost for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of seven and a half percent
   (7 1/2%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by
   Landlord: otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of the Paragraph 7.E. within twenty (20) days after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof.

INSURANCE AND INDEMNIFICATION

8. A. LANDLORD'S INSURANCE. Landlord agrees to maintain insurance insuring the Building against fire, lightning, vandalism and malicious mischief (including, if Landlord elects, "All Risk" coverage, earthquake, and/or flood insurance), in an amount not less than eighty percent (80%) of the replacement cost thereof, with deductibles and the form and endorsements of such coverage as selected by Landlord. Such insurance may also include, at Landlord's option, insurance against loss of Base Rent and Additional Rent, in an amount of Base Rent and Additional Rent payable by Tenant for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall be for the sole benefit of Landlord and under Landlord's sole control. Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine.

   B.  TENANT'S INSURANCE.

   (1) PROPERTY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements made by or for Tenant to the Premises, insuring such property for the full replacement value of such property.

   (2) LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term either Comprehensive General Liability insurance or Commercial General Liability insurance applying to the use and occupancy of the Premises and the Building, and any part of either, and any areas adjacent thereto, and the business operated by Tenant, or by any other occupant on the Premises. Such insurance shall include Broad Form Contractual Liability insurance coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least One Million Dollars ($1,000,000.00), and a general aggregate limit of One Million Dollars ($1,000,000.00). All such policies shall be written to apply to all bodily injury, property damage or loss, personal injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage; (ii) including employees as additional insureds; (iii) deleting any liquor liability exclusion; and (iv) providing for coverage of employer's automobile non-ownership liability. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Said coverage shall be written on an "occurrence" basis or at Tenant's option a "claims made" basis provided tenant will maintain a retroactive date back to the inception of this Lease, or will take such other action that will provide uninterrupted coverage.

   (3) GENERAL INSURANCE REQUIREMENTS. All coverages described in this Paragraph 8.B. shall be endorsed to provide Landlord with thirty (30) days' notice of cancellation or change in terms. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage reasonably and customarily carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried under this Lease shall be written by companies rated A + XII or better in "Best's Insurance Guide" and authorized to do business in California. Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord's prior written approval. In any event deductible amounts shall not exceed Ten Thousand Dollars ($10,000.00). Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expiring policies, certified copies of Tenant's insurance policies, or a certificate evidencing the same issued by the insurer thereunder, showing that all premiums have been paid for the full policy period; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

   C. INDEMNIFICATION. Landlord shall not be liable to Tenant for any loss or damage to person or property caused by theft, fire, acts of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Project or failure to make any such repair, unless caused by Landlord's willful negligence, except as expressly otherwise provided in Paragraph 10. Tenant shall indemnify, defend by counsel acceptable to Landlord, protect and hold Landlord harmless from and against any and all liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys' fees and court costs, arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises, or from activities of Tenant, Tenant's Parties or anyone in or about the Premises or Project, or from any cause whatsoever; (2) claims for work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; and (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease. The foregoing indemnity shall not be applicable to claims arising from the active negligence or willful misconduct of Landlord. The provisions of this Paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

WAIVER OF SUBROGATION

9. To the extent permitted by law and without effecting the coverage provided by insurance to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance to the extent of proceeds recovered therefrom. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this paragraph.

LANDLORD'S REPAIRS AND SERVICES

10. Landlord shall at Landlord's expense maintain the structural soundness of the structural beams of the roof, foundations and exterior walls of the Building in good repair, reasonable wear and tear excepted. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Landlord shall perform on behalf of Tenant and other tenants of the Project, as an item of Basic Operating Cost, the maintenance of the Building, Project, and public and common areas of the Project, including but not limited to the roof, pest extermination, the landscaped areas, parking areas, driveways, the truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, electric and telephone equipment servicing the Building(s), exterior lighting, and anything which affects the operation and exterior appearance of the Project, which determination shall be at Landlord's sole discretion. Except for the expenses directly involving the items specifically described in the first sentence of this Paragraph 10, Tenant shall reimburse Landlord for all such reasonable costs in accordance with Paragraph 7. If Tenant's Proportionate Share of the cost of replacing items of Basic Operating Cost exceeds $2,500, then Tenant shall reimburse Landlord per a schedule that amortizes the cost at ten percent (10%) annually over the life of the item. Any damage caused by or repairs necessitated by any act of Tenant may be repaired by Landlord at Landlord's option and at Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs after which Landlord shall have a reasonable opportunity to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance.

TENANT'S REPAIRS

11. Tenant shall at Tenant's expense maintain all parts of the Premises in a good clean and secure condition and promptly make all necessary repairs and replacements, including but not limited to all windows, glass, doors, walls and wall finishes, floor covering, heating, ventilating and air conditioning systems, truck doors, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, electrical and lighting systems, and fire sprinklers. Tenant shall at Tenant's expense also perform regular removal of trash and debris. If required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any. Tenant shall, at Tenant's own expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Term Commencement Date. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or Tenant's Parties.

ALTERATIONS

12. Tenant shall not make, or allow to be made, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed alterations and additions which: (a) comply with all applicable laws, ordinances, rules and regulations; (b) are in Landlord's opinion compatible with the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems; and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed alterations or additions, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of alteration or additions, and the time for performance of such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications. All such alterations, physical additions or improvements shall remain the property of Tenant until termination of this Lease, at which time they shall be and become the property of Landlord if Landlord so elects; provided, however, that Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all alterations, additions, improvements and partitions made by Tenant and restore the Premises by the termination of this Lease, whether by lapse of time, or otherwise, to their condition existing prior to the construction of any such alterations, additions, partitions or leasehold improvements. Landlord shall notify Tenant, upon Tenant's request, upon submission to Landlord by Tenant of such plans and specifications for the proposed alterations, whether or not Tenant shall be required to perform such removals or restoration. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to so remove such alterations, additions, improvements and partitions or Tenant's trade fixtures or furniture, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Basic Operating Cost, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of the alterations, additions or improvements within the Premises, and on Tenant's interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant. Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

SIGNS

13. All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common areas or the exterior of the Premises, shall be subject to Landlord's prior written approval. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval. Any installation of signs or graphics on or about the Premises and Project shall be subject to any applicable governmental laws, ordinances, regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises, Building, or Project and any other improvements contained therein and tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

INSPECTION / POSTING NOTICES

14. After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrancers, or others, or for any other purpose as Landlord may deem necessary or desirable: provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. At any time within six (6) months prior to the end of the Term, Landlord shall have the right to erect on the Premises and or Project a suitable sign indicating that the Premises are available for lease. Tenant shall give written notice to Landlord for a joint inspection of the Premises at the of vacating. In event of Tenant's failure to give such notice or participate in such joint inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

UTILITIES

15. Tenant shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts, and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as reasonably determined by Landlord, of all charges jointly serving other premises. Landlord shall, at Landlord's sole cost and expense, provide separately metered gas and electrical services. Unless caused by Landlord's willful negligence, Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of : (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any utilities or services; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any accidents or other conditions beyond the reasonable control of Landlord; or (c) the limitation, curtailment, rationing, or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state, or local governmental agencies or utility suppliers in reducing energy consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

SUBORDINATION

16. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, the Lease shall be subject and subordinate at all times to : (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon said project, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason. Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor of interest. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by land lord or by any ground landlord, mortgagee, or beneficiary under a deed of trust.

FINANCIAL STATEMENTS

17. At the request of Landlord, Tenant shall provide to Landlord Tenant's current financial statement or other information discussing financial worth of Tenant, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the Project. Landlord acknowledges the confidentiality of such financial statements and will not copy disburse the information to any third party without prior written consent of Tenant.

ESTOPPEL CERTIFICATE

18. Tenant agrees from time to time, within ten (10) days after request of the Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired portion of this Lease, and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of the Lease, and shall be an event of default if Tenant fails to comply.

SECURITY DEPOSIT

19. Tenant agrees to deposit with Landlord upon execution of this Lease, a security Deposit as stated in the Basic Lease Information, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, an Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord may use and comingle the security Deposit with other funds of Landlord.

TENANT'S REMEDIES

20. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of the individual or other partners, directors, officers and shareholders of Landlord and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount form the Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners, directors, officers and shareholders of Landlord. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage, of trust on the Project.


ASSIGNMENT AND SUBLETTING

21.  A.   GENERAL. Tenant shall not assign or sublet the Premises or any part thereof without Landlord's prior written approval except as provided herein. If tenant desires to assign this Lease or sublet any or all of the Premises. Tenant shall give Landlord written notice ninety (90) days prior to the anticipated effective date of the assignment or sublease. Landlord shall than have a period of thirty (30) days following receipt of such notice to notify Tenant in writing that Landlord elects wither: (1) to terminate this Lease as to the space so affected as of the date so requested by Tenant; or (2) to permit tenant to assign this Lease or sublet such space subject however, to Landlord's prior written approval of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (1) above, but written approval by Landlord of the proposed assignee or subtenant shall be required. If Landlord does not exercise the option provided in subitem (1) above Landlord's consent to a proposed assignment or sublet shall not be unreasonably withheld. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: The use of the Premises by such proposed assignee or subtenant would not be a permitted use or would increase the Parking Density of the Project: the proposed assignee or subtenant is not of sound financial condition; the proposed assignee or assignee is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of a property; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease a space in the Project; the assignment or subletting would entail any alterations which would lessen the value of the leasehold improvements in the premises; or if tenant is in default of any obligation of Tenant under this lease. Unless Landlord unreasonably (reasonable instances are defined above) withholds its consent of a proposed assignment or subtenant, failure by Landlord to approve a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under this paragraph 21.A, Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant.

     B. BONUS RENT. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage, commission shall be divided and paid fifty percent (50%) to Tenant and to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall use reasonable efforts to obtain the reasonable rental amount available in the marketplace for such subletting or assignment.

     C. CORPORATION. If Tenant is a corporation, Tenant shall provide reasonable notice of a transfer of corporate shares by sale, assignment, bequest or inheritance, so as to result in a change in the present control of such corporation or any of it's parent corporations by the person or persons owning a majority of said corporate shares. See addendum 3.

     D. LIABILITY. No assignment or subletting by Tenant shall relive Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

AUTHORITY OF PARTIES

22. Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder. Tenant represents and warrants that it has full right and authority to enter into this Lease and to perform all of Tenant's obligations hereunder.

CONDEMNATION

23.  A.   CONDEMNATION RESULTING IN TERMINATION. If the whole or any substantial part of the Project of which the Premises are part should be taken or condemned for any public use under governmental law, ordinance regulation, or by the right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted use of the Premises. This Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

     B. CONDEMNATION NOT RESULTING IN TERMINATION. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any governmental law, ordinance, or regulation, or by the right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in Paragraph 23.A above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced, beginning on the date of the physical taking shall have occurred, to such amount as may be fair and reasonable as agreed to in writing by Tenant and Landlord under all of the circumstances.

     C. AWARD. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving costs or loss of goodwill, shall be and remain the property of the tenant.

CASUALTY DAMAGE

24   A.   GENERAL. If the Premises or Building should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after the Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's opinion such repairs can reasonably be made either: (1) within ninety (90) days:
     (2) in more than ninety (90) days but less than one hundred and thirty-five days (135) days: or (3) in more than one hundred and thirty-five days but in less than one hundred eighty (180) days from the date of such notice. Landlords determination shall be binding on Tenant.

     B. LESS THAN 90 DAYS. If the Premises or Building should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be reasonably completed in more than ninety (90) days but in less than one hundred and thirty-five (135) days, then Landlord shall have the option of either: (1) terminating the Lease effective upon the date of the occurence of such damage, in which event the Rent shall be abated during the unexpired portion of the lease; or (2) electing to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage and the Improvements contemplated in Paragraph 2.B, provided that insurance proceeds are available to fully repair the damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on, or about the Premises. If the Premises are untenantable in whole or in part following such damage, the Rent payable herein during the period in which they are untenanble shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty days (180) days after the date upon which Landlord is notified by Tenant of such damage, such period of time to be extended for delays caused by the fault or neglect of the Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delays of the contractors or subcontractors or any other causes or contingencies beyond the reasonable control of the Landlord. Tenant may at Tenant's option within ten (10) days after the expiration of such one hundred eighty (180) day period (as such may be extended), terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such termination notice. See Addendum 4

     D. GREATER THAN 180 DAYS. If the Premises or Building are damaged by fire, tornado, or other casualty that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred eighty (180) days after such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     E. TENANT"S FAULT. If the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the fault, negligence or breach of this Lease by the Tenant or any of Tenant's parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair or restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

     F. UNINSURED CASUALTY. Notwithstanding anything herein to the contrary, in the event that the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by the Landlord or in the event that the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon all rights and obligations hereunder shall cease and terminate.

     G. WAIVER. Except as otherwise provided in this Paragraph 24, Tenant hereby waives the provisions of Sections 1932, 1933(4), 1941, and 1942 of the civil code of California.

HOLDING OVER

25. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred fifty percent (150%) the amount of the daily rental as of the last month prior to the date of expiration or termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless for any loss, liability or cost, including reasonable attorney's fees, resulting from delay by Tenant in surrendering premises, including , without limitation, any claims made by any succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration date or termination shall not constitute a renewal of this Lease and nothing contained in this Paragraph 25 shall waive Landlords right of reentry or any other right, Unless Landlord consents in writing to Tenant's holding over. Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent form Tenant while Tenant is holding over without Landlords consent. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs, cleanup of the premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply.

DEFAULT

26.  A.   EVENTS OF DEFAULT. The occurence of any of the following shall constitute an event of default on the part of Tenant:

     (1) ABANDONMENT. Abandonment of the Premises for a continuous period in excess of five (5) days. Tenant waives any right or notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of Paragraph 26.A being deemed such notice to Tenant as required by said Section 1951.3

     (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due and not cured within five (5) days.

     (3) OTHER OBLIGATIONS. Failure to perform any obligation, agreement, or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A,. Such failure continuing thirty (30) days after written notice of such failure.

     (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

     (5) BANKRUPTCY. The filling of any voluntary petition in Bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of the Tenant hereunder, such trustee or Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

     (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or Premises, if such appointment remains undissmissed or undischarged for a period of ten (10) days after the levy thereof.

     (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, is such attachment or other seizure remains undismissed or undischarged for a period of twenty
     (20) days after the levy thereof.

     B.   REMEDIES UPON DEFAULT

     (1) TERMINATION. In event of the occurence of any event of default. Landlord shall have the right to give a written termination notice to Tenant which default may then be cured by Tenant within fifteen (15) days, and if uncured, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all arrears of rental and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of the Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of the Landlord. At any time after such termination Landlord may recover possessions of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again reposes and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

     (2) CONTINUATION AFTER DEFAULT. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under paragraph 26.B (1) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under section 1951.4 of the civil Code of the State of California or any successor code section. Acts of maintenance, preservation, or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

     C. DAMAGES AFTER DEFAULT> Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B(1) hereof, Landlord shall have the rights and remedies of a Landlord provided Section 1951.2 of the Civil Code of the State of California, or successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from the Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonable avoided; and (4) any other amount necessary to compensate Landlord for all the determent proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (1) and (2), above shall be computed at the lesser of the "prime rate" as announced from time to time by Wells Fargo Bank, N.A. (San Francisco), plus two (2) percentage points, or the maximum interest rate allowed by law ("Applicable Interest Rate"). The "worth an the time of award" of the amount referred to in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award, I this Lease provides for any periods during the Term during which Tenant is not required to pay base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrences of an event of default, Tenant shall owe the Landlord the full amount of such Base Rent or value of such concession, plus interest at the Applicable interest Rate, calculated from the date that such Base Rent or Rent Concession would have been payable.

     D. LATE CHARGE. If any installment of Rent is not paid within five (5) days of when due, such amount shall bear interest at the Applicable Interest Rate from the date on which said payment shall be due until the date on which the Landlord receives said payment, In addition, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquency, to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquency would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. This provision shall not relieve Tenant's obligation to pay Rent at the time and in the manner herein specified.

     E. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

LIENS

27. Tenant shall keep the premises free from liens arising out of related to work performed, materials or supplies furnished or obligations incurred by Tenant in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record payment or posting of a proper bond. Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by the Landlord on behalf of the Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of the Landlord, the Premises, the Project and by other party having an interest therein, from mechanics' and materialmen's liens, and tenant shall give Landlord not less than ten(10) business days prior written notice of the commencement of any work in the Premises or Project which could give rise to a claim for mechanics' and materialmen's liens.

SUBSTITUTION

28. At any time after execution of this Lease. Landlord, with Tenant's written consent, which shall not be unreasonably withheld, may substitute for the Premises other Premises in the Project (the "New Premises") upon not less than sixty (60) days prior written notice. In which event the new Premises Shall be deemed to be the Premises for all purposes hereunder; provided however, that:

     (1) The Area of the Premises is less than Twenty-five percent (25%) of the area of the Project;

     (2) The New Premises shall be similar in area and in appropriateness for Tenant's purposes;

     (3) Any such substitution is effected for the purpose of accommodating a tenant who will occupy all or a substantial portion of the Project area; and

     (4) If Tenant is occupying the Premises at the time of such substitution. Landlord shall pay the expense of physically moving Tenant, Tenant's property and equipment to the New Premises, and Tenant's incidental costs such as letter-head and business cards, and shall, at Landlord's sole cost, improve the New Premises with improvements substantially similar to those Landlord has committed to provide in t the premises.

     (5) Tenant has the right to operate within use and occupancy the New Premises under all applicable state and local regulations.

TRANSFERS BY LANDLORD

29. In the event of a sale r conveyance by Landlord of the Building or a Foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest of Landlord under this Lease with respect

RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

30. All covenants and agreements to be performed by Tenant under any of the terms of the Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to any sum of money, other than Base Rent and Basic Operating Cost, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, and such failure shall continue for five
     (5) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform any such act on Tenant's part to be made or performed. All sums, so paid by Landlord and all necessary incidental costs together with interest thereon at the Applicable interest Rate from the date of such payment by Landlord shall be payable to Landlord on demand and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of non-payment thereof by Tenant as in the case of default by Tenant in the payment of Base Rent and Basic Operating Cost.

WAIVER

31. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any Term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the Terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of the Landlord to insist thereafter upon Strict performance by the Tenant. Waiver by Landlord of any term, covenant, or condition contained in this Lease may only be made by a written document signed by Landlord.



NOTICES

32. Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

     A. RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

     B. OTHER. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and wither personally delivered, sent by commercial overnight courier, or mailed, certified, registered, postage prepaid, and addressed to the party to be notified at the address for such party as specified in the Basic Lease Information or to such other places as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

ATTORNEYS' FEES

33. In the event that Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

SUCCESSORS AND ASSIGNS

34. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord hereunder, Tenant's assigns.

FORCE MAJEURE

35. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

BROKERAGE COMMISSION

36. Landlord shall pay a brokerage commission to Broker in accordance with a separate agreement between Landlord and Broker. Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord and Broker, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant with respect to Landlord or the Premises. Tenant shall indemnify, defend by counsel acceptable to Landlord, protect and hold Landlord harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and costs, resulting from any claim for a fee or commission by any broker or finder in connection with the Premises and this Lease other than Broker.

MISCELLANEOUS

37. A. GENERAL. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

   B. TIME. Time is of the essence regarding this Lease and all of its provisions.

   C. CHOICE OF LAW. This Lease shall in all respects be governed by the laws of the State of California.

   D. ENTIRE AGREEMENT. This Lease, together with its Exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

   E. MODIFICATION. This Lease may not be modified except by a written instrument by the parties hereto.

   F. SEVERABILITY. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

   G. RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof.

   H. EXAMINATION OF LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

   I. ACCORD AND SATISFACTION. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

   J. EASEMENTS. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall substantially interfere with Tenant's use of the Premises. Upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate tenant's covenants hereunder.

   L. EXHIBITS. Exhibits A and B attached hereto are hereby incorporated herein by this reference.

   M. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

   N. NO THIRD PARTY BENEFIT. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

ADDITIONAL PROVISIONS

38. Addenda 1-4, Paragraphs 39 and 40 and Attachments A through C are attached hereto and made a part thereof.

ADDENDUM 1 - PARAGRAPH 2.B.2 - CONSTRUCTION OF IMPROVEMENTS:

If, on the later of 1) one hundred twenty (120) days after the Estimated Term Commencement Date, or 2) one hundred twenty (120) days after Tenant's submission to the City of San Leandro of its plans and specifications for the construction of improvements to be done by Tenant on the Premises ("Tenant's Plans"), the plans and specifications described on Exhibit B or Tenant's Plans have not been approved by the City of San Leandro or if Tenant has not obtained all required operating permits to operate in accordance with its Permitted Use (the "Permits") and Tenant has diligently pursued to have said plans and Permits approved, then either Tenant or Landlord can terminate this Lease and Tenant shall reimburse Landlord for all reasonable costs and expenses directly associated with the preparation, construction and submission of said plans, including, but not limited to, plan preparation fees, city filing fees and review fees, contractors' fees, construction costs, and lost rent for the period beginning on the date of execution of this Lease and ending on the termination date at a cost of $3,262.50 per month.

ADDENDUM 2 - PRIOR CONDITIONS:

If any government agency orders remediation of the Premises of Hazardous Materials for conditions that existed prior to Tenant's occupancy of the Premises, then Landlord shall be responsible for the cost of said remediation.

ADDENDUM 3 - PARAGRAPH 21.C.2 - ASSIGNMENT AND SUBLETTING - CORPORATION:

If a sale or assignment of the assets or the operating plant located on the Premises occurs independently of Tenant's other assets or plants located in different premises and if said sale or assignment is to an individual, corporation or partnership that is not of sound financial condition as reasonably determined by Landlord, then said sale or assignment shall constitute an assignment for the purposes of this Lease. Additionally, not withstanding any of the preceding, in no event shall the transfer of corporate shares to or by a receiver or trustee in federal or state bankruptcy or insolvency limit in any way Landlord's rights to terminate this Lease under paragraph 26.

ADDENDUM 4 - PARAGRAPH 24.C.2 - GREATER THAN 135 DAYS:

If the Premises or Building should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be reasonably completed in more than one-hundred thirty-five (135) days but in less than one hundred eighty (180) days, then Landlord and Tenant shall have the option of terminating the Lease effective upon the date of the occurrence of such damage, in event the Rent shall be abated during the unexpired portion of the Lease. If Landlord and Tenant elect not to terminate this Lease, then Landlord may elect to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage and the Improvements contemplated in Paragraph 2.B., provided that insurance proceeds are available, to fully repair the damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delays of the contractors or subcontractors or any other causes or contingencies beyond the reasonable control of Landlord, Tenant may at Tenant's option within ten (10) days after the expiration of such one hundred eighty (180) day period (as such may be extended), terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such termination notice.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                   "Landlord"

                   Landlord:  EML Associates, a New York General Partnership
                   By:  ML/EQ Real Estate Portfolio, L.P., a Limited
                        Partnership
                   By: Equitable Real Estate Investment Management, Inc., Asset Manager



                   By:  /s/ James M. Plane
                      -------------------------------------------------------
                        James M. Plane
                        Vice President


                   "Tenant"

                   Stericycle, Inc.



                   By:  /s/
                      -------------------------------------------------------

                   Its:  V.P.
                       ------------------------------------------------------

39.    BASE RENT:

   Rent for the premises shall be as follows:

   Months 1 - 7:               Free

   Months 8 - 36:              $6,525.00

   Months 37 - 60:             $7,200.00

   Months 61 - 90:             $7,200.00 adjusted in month sixty-one (61) by
                               any increase in the Consumer Price Index, as determined by the U.S. Bureau of Labor
                               Statistics, All Urban Consumers, for the San
                               Francisco/Oakland/San Jose Metropolitan Area for the previous twenty-four (24) month period of the Lease term. In no event shall the annualized increase be less than four percent
                               (4%) or an increase of $587.52 to a total monthly base rent of $7,787.52 nor greater than six percent (6%) or an increase of $889.92 to a total monthly base rent of $8,089.92.

   Months 91 - 127:            The rent for months sixty-one through ninety
                               (61-90) adjusted in month ninety-one (91) by any increase in the Consumer Price Index, as determined by the U.S. Bureau of Labor
                               Statistics, All Urban Consumers, for the San
                               Francisco/Oakland/San Jose Metropolitan Area for the previous twenty-four (24) month period of the Lease term. In no event shall the annualized increase be less than four percent
                               (4%) or a multiplication factor of 1.0816 nor greater than six percent (6%) or a multiplication factor of 1.1236. For example, if the rent for months 61-90 was $7,787.52, then the minimum increase would be $8,422.98 and the maximum increase would be $8,750.06.


40.    EARLY OCCUPANCY:

   Tenant shall be permitted by Landlord to occupy the Premises prior to the Term Commencement Date for equipment storage in an area not to exceed 50' X 50' and for general planning purposes, provided occupancy shall not unreasonably interfere with Landlord's construction of the Improvements contemplated by Exhibit B hereto. During Tenant's occupancy prior to the Term Commencement Date, Tenant shall perform all duties and obligations imposed by this Lease, including, but not limited to, those provisions relating to insurance, indemnification, saving and excepting only the obligation to pay Base Rent, which obligation shall commence at the time specified in Paragraph 39.

  DOOLITTLE INDUSTRIAL
  CENTER


- - Divisible to 20,000 square feet
- - Dock-high and drive-in doors                                             [MAP]
- - Loading from both sides
- - Ample parking and staging area
- - Easy access to I-880, Oakland Airport, and
  Port of Oakland
- - 17.5'-20' clear height
- - 277/480V.200-4,000 amps
- - Fire sprinklered/skylights
- - Improved offices to suit
- - Southern Pacific rail service available
- - Architecturally designed and professionally landscaped
- - Owned by The Equitable
- - Managed by Trammell Crow Company



[FLOOR PLAN]


                                      EXHIBIT A

                                      EXHIBIT B


                        TENANT IMPROVEMENTS AND SPECIFICATIONS



Exhibit "B" as herein referenced shall include the tenant improvements outlined in those certain plans dated January 24, 1992 and attached to this Lease as Exhibit D.

                                     EXHIBIT "C"

                                 TENANT SIGN CRITERIA


Tenant shall submit or cause to be submitted within three (3) weeks of the date of execution of this Lease, to Landlord the exact company name that will be used for Tenant's signage.

Property manager shall have signage installed at Tenant's expense on the sign band, front entrance door(s), and rear personnel entrance door(s) and any other points of entry to the leased premises as appropriate.

Tenant signage is detailed herein, shall be a condition of this Lease and all Tenants shall be obligated to have a sign and all signs shall be received for conformance with this criteria and overall design quality.

SIGN BAND

Signs to be installed on the building shall have a constructed letter size of twelve to fifteen inch (12-15") letters. Exact sign to be approved by property manager. The individual letters will conform with the building color and be of either a styrofoam or gatorfoam material with the style being "Helvetica Medium". Each individual letter will have a depth of approximately two inches (2").

FRONT ENTRANCE DOOR(S)

Signage for the front entrance door(s) shall be of white vinyl adhesive backed lettering placed on the outside glass surface. The lettering shall be limited to the street address number of suite number (as appropriate) in six inch (6") letters. The address shall be on the upper center of the glass surface. The front entrance door(s) signage will also consist of the name of the Tenant or the assumed business name of the Tenant (as publicly recorded) in three (3") letters centered on the outer glass surface. The placement of the door signage shall conform to the front entrance door(s) signage of the other Tenants in the project.

REAR PERSONNEL ENTRANCE DOOR(S) SIGNAGE (Optional)

Signage for the rear personnel entrance door(s) shall be white vinyl adhesive backed letters and placed on the outer surface of the door. The signage shall consist of the street address number or suite number as appropriate in six inch (6") letters placed on the upper center of the door. The signage shall also consist of the name of the Tenant or the assumed business name of the Tenant (as publicly recorded) in two inch (2") letters. The rear personnel entrance door(s) signage may also consist of information as hours of which deliveries are accepted, employee entrance, etc.

The purpose of this sign criteria is to provide signage which will ensure visual harmony and maximum visibility for the mutual benefit of all tenants. Further, signage shall be limited to the name of Tenant, as detailed in this Lease or the publicly recorded assumed business name of Tenant and shall not include descriptive advertisement. Conformance will be strictly enforced and any installed nonconforming or unapproved signs must be brought into conformance at the expense of the Tenant.

Tenant assumes all responsibility for installation or removal damage to facia of building caused by the installation or removal of the sign.